Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated August 17, 2007 in the Registration Statement (Form F-4 No. 333-147235 ) and related Prospectus of Cosan Limited for the registration of class A common shares and class B series 2 common shares of its common stock.

Ernst & Young Auditores Independentes S.S.

/s/ Luiz Carlos Nannini
Luiz Carlos Nannini Accountant

São Paulo, Brazil
February 4, 2008